UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported):  September 20, 2005



                              LANDAUER, INC.
          ------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)



                                 Delaware
              ----------------------------------------------
              (State or Other Jurisdiction of Incorporation)



             1-9788                               06-1218089
     ------------------------        ------------------------------------
     (Commission File Number)        (I.R.S. Employer Identification No.)



2 Science Road, Glenwood, Illinois                      60425
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(Address of Principal Executive Offices)               (Zip Code)



                              (708) 755-7000
           ----------------------------------------------------
           (Registrant's Telephone Number, Including Area Code)



                              Not Applicable
       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [  ]      Written communications pursuant to Rule 425 under the
            Securities Act (17 CFR 230.425)

  [  ]      Soliciting material pursuant to Rule 14a-12 under the
            Exchange Act (17 CFR 240.14a-12)

  [  ]      Pre-commencement communications pursuant to Rule 14d-2(b)
            under the Exchange Act (17 CFR 240.14d-2(b))

  [  ]      Pre-commencement communications pursuant to Rule 13e-4(c)
            under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 20, 2005, Landauer, Inc. (the "Company") announced that its Board of Directors has elected William E. Saxelby to become the President and Chief Executive Officer of the Company, effective September 28, 2005. Mr. Saxelby also will join the board of directors of the Company effective such date. The terms of Mr. Saxelby's employment agreement ("Saxelby Employment Agreement") are described below under Item 5.02. A copy of the Saxelby Employment Agreement is attached as Exhibit 10.1 to this report.

Mr. Saxelby succeeds Brent A. Latta, who is retiring as the Company's President and Chief Executive Officer, effective September 27, 2005. Mr. Latta is also retiring from the Company's Board of Directors, effective the same date. In connection with Mr. Latta's retirement, the Company has entered into an amendment to Mr. Latta's current employment agreement ("Latta Amendment"), the terms of which are also described below under
Item 5.02. A copy of the Latta Amendment is attached as Exhibit 10.4 to this report.


ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS:
            ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

EMPLOYMENT AGREEMENT WITH WILLIAM E. SAXELBY
--------------------------------------------

The Company entered into the Saxelby Employment Agreement with Mr. Saxelby on September 20, 2005. The Saxelby Employment Agreement provides for Mr. Saxelby to commence employment as President and Chief Executive Officer of the Company, effective September 28, 2005. Mr. Saxelby also has been elected to the Company's Board of Directors, effective September 28, 2005 to serve in the vacancy created by the retirement of Brent A. Latta from the Board.

Mr. Saxelby recently served as Chief Executive Officer of Medical Research Laboratories, a manufacturer of defibrillators, prior to its sale to Welch Allyn in 2003, and has consulted with certain leading private equity firms since that time. From 1996-1999 Mr. Saxelby served as a Corporate Vice President of Allegiance Healthcare, a spin-off of Baxter International, with responsibility for its Gloves, Special Procedures, Thermal Products and Euromedical Products business units. From 1978-1996, Mr. Saxelby held executive positions at Baxter and its American Hospital Supply subsidiary in their Gloves, Dietary Products and Scientific Products Industrial Division business units. Mr. Saxelby is 48 years old.

The Saxelby Employment Agreement has a five year term, with automatic additional one year extensions unless terminated by either the Board of Directors of the Company or Mr. Saxelby upon written notice. The Saxelby Employment Agreement provides for a base annual salary of $350,000, subject to increases as determined by the Compensation Committee of the Board of Directors in accordance with the Company's compensation practices for executive officers. Beginning with the Company's 2006 fiscal year, Mr. Saxelby will be entitled to participate in the Company's Incentive Compensation Plan for Executive Officers. The target incentive bonus opportunity for Mr. Saxelby for each fiscal year under such Plan may not be less than 50% of his base salary in effect at the beginning of each year and for the 2006 fiscal year cannot be less than $175,000.

The Saxelby Employment Agreement provides for a grant to Mr. Saxelby of non-qualified options to purchase 50,000 shares of the Company's common stock. The exercise price of such options will be the fair market value of the common stock on the date of the grant (the effective date of his employment). The options will have a term of 10 years and will be issued under the Company's 2005 Long-Term Incentive Plan (the "2005 LTIP"). In general, shares of common stock acquired by exercise of such options may not be transferred until the third anniversary of the date of grant.




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On the effective date of his employment, Mr. Saxelby will also be granted
3,500 shares of restricted common stock of the Company under the 2005 LTIP.

One-third of such restricted shares will vest upon each of the first three anniversaries of the date of grant. Beginning with the 2006 fiscal year, Mr. Saxelby will be entitled to receive long-term incentive awards under the Company's Long-Term Incentive Plan. The amount of the awards will be determined from time to time by the Compensation Committee of the Board of Directors and will be commensurate with Mr. Saxelby's position as President and Chief Executive Officer.

The Saxelby Employment Agreement further contemplates that if Mr. Saxelby is employed by the Company on the fifth anniversary of the effective date of his employment, he will be entitled to receive a supplemental pension under the Company's Supplemental Key Executive Retirement Plan, calculated as if he had completed 20 years of service with the Company. Mr. Saxelby will also be entitled to participate in the Company's employee benefit plans generally available to executives of the Company.

If Mr. Saxelby's employment terminates due to his death or disability he will be entitled to receive: (i) his accrued base salary through and including the date of termination of employment, (ii) the amount of his bonus earned and payable, but not yet paid for the fiscal year prior to the year of his termination of employment, (iii) a prorated annual incentive bonus for the year in which his employment terminates; (iv) other employee benefits to which he was entitled as of the date of termination of employment in accordance with the Company's benefit plans; and (v) the treatment of stock options and restricted shares in accordance with the terms of the plans pursuant to which they were granted or issued.

If Mr. Saxelby's employment is terminated by the Company without cause or by Mr. Saxelby for good reason (as defined in the Saxelby Employment Agreement), he will be entitled to receive: (a) the payments and benefits described in clauses (i) through (iv) of the preceding paragraph; (b) the treatment of stock options and restricted shares in accordance with the terms of the plans pursuant to which they were granted or issued; and (c) a lump sum cash payment equal to the product of (x) two and (y) the sum of his then base salary and his prior bonus (defined generally as the average of his annual incentive bonuses for the last three fiscal years). If Mr. Saxelby's employment is terminated for cause (as defined in the Saxelby Employment Agreement) or by Mr. Saxelby other than for good reason, he will be entitled to receive: (i) his accrued base salary through and including the date of termination of employment; (ii) the amount of his bonus earned and payable, but not yet paid for the fiscal year prior to the year of his termination of employment; and (iii) other employee benefits to which he was entitled as of the date of termination of employment in accordance with the Company's benefit plans.

Mr. Saxelby will also be entitled to participate in the Company's Executive Special Severance Plan. Any payments and benefits provided to Mr. Saxelby under the Saxelby Employment Agreement will be offset and credited against as payments and benefits under the Executive Special Severance Plan as applicable to Mr. Saxelby.

Mr. Saxelby has no family relationships with any officer or director of the Company and, at the time of his election, owned no shares of the Company's capital stock. Since January 1, 2004, neither the Company nor any of its subsidiaries has engaged in any transaction with Mr. Saxelby or any member of his immediate family in which he or a member of his immediate family had an interest of more than $60,000, other than the agreements referred to in this report.










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AMENDMENT TO EMPLOYMENT AGREEMENT WITH BRENT A. LATTA
-----------------------------------------------------

The Company entered into the Latta Amendment with Mr. Latta on
September 20, 2005. The Latta Amendment amends and supplements the Employment Agreement dated as of February 29, 1996 between the Company and Mr. Latta.

The Latta Amendment provides that Mr. Latta will retire from employment with the Company, effective September 27, 2005. On April 1, 2006 (or any earlier date which is at least six months after the termination of Mr. Latta's employment with the Company), the Company will pay Mr. Latta $1,207,279 in a lump sum payment. Until February 19, 2008, Mr. Latta will be eligible for coverage under the Company's retiree healthcare plan, at the same cost to Mr. Latta as to the Company's active employees from time to time. Mr. Latta's outstanding options to purchase common stock and other equity awards, to the extent not otherwise exercisable or vested, shall become exercisable following Mr. Latta's termination of employment in accordance with their terms. Mr. Latta's benefits under the Company's Supplemental Key Executive Retirement Plan will be calculated as if (i) Mr. Latta had completed 25 years of service, (ii) between the date of the Latta Amendment and February 19, 2008, his base salary had continued at the rate in effect at January 1, 2005 and (iii) for each fiscal year through February 19, 2008, Mr. Latta had received an annual bonus equal to the annual target amount for Mr. Latta for fiscal year 2005. Mr. Latta will also receive certain consulting services and reimbursement for legal fees incurred by him in connection with the Latta Amendment.

The Latta Amendment provides that Mr. Latta will no longer serve as a director of the Company but will hold the honorary position of Director Emeritus of the Company.

Mr. Latta has agreed to certain non-compete and confidentiality provisions in connection with the Latta Amendment.


ITEM 7.01   REGULATION FD DISCLOSURE

On September 20, 2005, Landauer, Inc. ("LDR") issued a News Release announcing the election of William E. Saxelby as President, Chief Executive Officer and Director of Landauer, Inc. and the retirement of Brent A. Latta from those positions with the Company.


ITEM 9.01   FINANCIAL STATEMENT AND EXHIBITS

      (c)   Exhibits

            10.1 Employment Agreement dated as of September 28, 2005 between the Company and William E. Saxelby.

            10.2  Restricted Stock Award Agreement dated as of
                  September 28, 2005 between the Company and
                  William E. Saxelby.

            10.3 Non-Statutory Stock Option Agreement dated as of September 28, 2005 between the Company and
                  William E. Saxelby.

            10.4 Amendment to Employment Agreement dated as of September 27, 2005 between the Company and
                  Brent A. Latta.

            99.1  News Release, dated September 20, 2005.






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                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 21, 2005


                                    LANDAUER, INC.



                                    By:     /s/ James M. O'Connell
                                            ------------------------------
                                    Name:   James M. O'Connell
                                    Title:  Vice President, Finance,
                                            Treasurer and Secretary



















































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                               EXHIBIT INDEX


Exhibit     Description
-------     -----------

10.1 Employment Agreement dated as of September 28, 2005 between the Company and William E. Saxelby.

10.2 Restricted Stock Award Agreement dated as of September 28, 2005 between the Company and William E. Saxelby.

10.3 Non-Statutory Stock Option Agreement dated as of September 28, 2005 between the Company and William E. Saxelby.

10.4 Amendment to Employment Agreement dated as of September 27, 2005 between the Company and Brent A. Latta.

99.1        News Release, dated September 20, 2005.



















































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